Exhibit 10.86(d)

Notice of [YEAR] Stock Option Award Granted Under the
Amended and Restated Tree.com, Inc. 2008 Stock and Annual Incentive Plan

Award Recipient:

[YEAR] Stock Option Award:

Under the Amended and Restated Tree.com, Inc. 2008 Stock and Annual Incentive Plan (the “Amended 2008 Plan”):

1)    Stock options to acquire xxx shares of Tree.com common stock at an exercise price of $xxx per share (“Stock Options”);

2)    Stock options to acquire xxx shares of Tree.com common stock at an exercise price of $xxx per share (“Stock Options”); and

3)    Stock options to acquire xxx shares of Tree.com common stock at an exercise price of $xxx per share (“Stock Options”);

Award Date

Vesting Schedule:

Subject to your continued employment with Tree.com or its Subsidiaries, your Stock Options shall, subject to the provisions of the Amended 2008 Plan, vest and no longer be subject to any restriction in three equal annual installments on the anniversary of your Award Date, beginning [DATE].

Expiration Date:

Once vested, your Stock Options will expire upon the earlier of (i) the expiration of the 12-month period following your Termination of Employment for any reason other than death, Disability or Retirement, (ii) the expiration of the one-year period following your Termination of Employment due to death, Disability or Retirement or (iii) 10 years from your Award Date (the “Expiration Date”), except as otherwise provided in the Amended 2008 Plan or the attached Terms and Conditions.

If you do not exercise your vested Stock Options before the Expiration Date, your Stock Options will be forfeited and canceled in their entirety.

Impact of a Termination of Employment:

Except as otherwise provided in the Amended 2008 Plan, and any employment agreement between you and Tree, all of your unvested Stock Options will be forfeited and canceled in their entirety upon a Termination of Employment by Tree.com.

Terms and Conditions:

Capitalized terms used (but not defined) in this Award Notice shall have the meanings set forth in the Amended 2008 Plan.

Your Stock Options are subject to the Terms and Conditions attached hereto and to the Amended 2008 Plan, which are posted on www.benefitaccess.com and incorporated herein by reference, and any employment agreement between you and Tree. Copies of these documents are also available upon request from your Human Resources Department. In the event of a conflict between the Terms and Conditions and this Notice, this Notice shall control.

Without a complete review of these documents, you will not have a full understanding of all the material terms of your Stock Options.